FOR IMMEDIATE RELEASE

Wrap Technologies Appoints Two Independent Members to Board of Directors

Patrick Kinsella and Wayne Walker bring financial and corporate governance expertise to help guide the Company in its next phase of growth

LAS VEGAS, Nevada, November 15, 2018 – Wrap Technologies, Inc. (the “Company”) (OTCQB: WRTC), an innovator of modern policing solutions, has appointed Patrick Kinsella and Wayne R. Walker to its Board of Directors (the “Board”), effective November 14, 2018. Their appointments increase the total number of directors on the Board to five, including two executive directors and three independent directors. Mr. Kinsella chairs the Company’s newly appointed Audit Committee and Mr. Walker chairs both the Compensation Committee and the Nominations and Governance Committee of the Board. The Company is currently preparing for its next phase of development and sales growth, and management believes that the newly appointed board members will enhance the Company’s focus on financial and corporate governance.

In addition, James Barnes, the Company’s Chief Financial Officer, Secretary and Treasurer, resigned from his position as a director on the Board, effective November 14, 2018,  in order to ensure that a majority of the directors on the Board qualify as “independent directors,” pursuant to the standards established by the Securities and Exchange Commission and the Nasdaq Capital Market, with the goal of facilitating the Company’s previously announced application to list its common stock for trading on the Nasdaq Capital Market.

Mr. Kinsella, age 65, currently serves as an adjunct professor at the USC Marshall School of Business, a position that he has held since August 2011. In 2014, he was appointed as a director and the Chairman of the audit committee of PennyMac Financial Services, Inc. (“PennyMac”) (NYSE:PFSI).  Prior to his retirement as a senior audit partner in May 2013, Mr. Kinsella spent over 37 years at KPMG LLP serving clients generally concentrated in the financial services sector, including banks, thrifts, mortgage companies, automotive finance companies, alternative investment companies and real estate companies. Mr. Kinsella received a BS in Accounting from California State University, Northridge, and is a licensed certified public accountant in the State of California.

Mr. Walker, age 59, founded Walker Nell Partners, Inc. (“Walker Nell”), a financial advisory firm in 2013, where he continues to serve as the managing partner. Walker Nell provides corporate governance and restructuring advisory services, fiduciary services, litigation support, and other services to client corporations and law firms. In his role at Walker Nell, he has served on a number of private company boards. He has also been active on charitable boards, and currently serves as Chairman of the Board of Trustees of National Philanthropic Trust, a public charity that holds over $6.0 billion of assets under management.

Mr. Walker has more than 25 years of experience in corporate law and corporate restructuring, including working 15 years at the DuPont Company in the Securities and Bankruptcy group, where he worked in the Corporate Secretary’s office and served as Senior Counsel. He holds a B.A. from Loyola University New Orleans and a J.D. from the Catholic University of America.

“Patrick is an experienced board member and audit committee chair with significant financial and regulatory expertise and experience. Wayne has substantial board and community involvement, and has a national reputation for speaking on corporate governance matters. We are honored to have their counsel as we seek to grow our business throughout the world,” said David Norris, the Company’s President.

About Wrap Technologies (OTCQB: WRTC)

Wrap Technologies is an innovator of modern policing solutions. The Company’s BolaWrap 100 product is a patented, hand-held remote restraint device that discharges an eight-foot bola style Kevlar® tether to entangle an individual at a range of 10-25 feet. Developed by award winning inventor Elwood Norris, the Company’s Chief Technology Officer, the small but powerful BolaWrap 100 assists law enforcement to safely and effectively control encounters, especially those involving an individual experiencing a mental crisis. For information on the Company please visit www.wraptechnologies.com. Examples of recent media coverage are available as links under the ”Media” tab of the website.

Trademark Information: BolaWrap is a trademark of Wrap Technologies, Inc. All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements – Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Company’s overall business, total addressable market and expectations regarding future sales and expenses. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to successful implement training programs for the use of its products; the Company’s ability to manufacture and produce product for its customers; the Company’s ability to develop sales for its new product solution; the acceptance of existing and future products; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand, as well as other risk factors included in the Company’s most recent quarterly report on Form 10-Q and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management.  Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

WRAP TECHNOLOGIES’ CONTACT :

Investor Relations

800-583-2652, Ext #515

IR@wraptechnologies.com